Exhibit 99.1

LANDS' END ANNOUNCES SECOND QUARTER FISCAL 2018 RESULTS
DODGEVILLE, Wis., September 6, 2018 (GLOBE NEWSWIRE) - Lands' End, Inc. (NASDAQ:LE) today announced financial results for the second quarter ended August 3, 2018.

Second Quarter Fiscal 2018 Highlights:

•
Net revenue for the second quarter increased 1.9% to $307.9 million from $302.2 million in the second quarter last year. Direct segment net revenue increased 6.4% to $276.6 million, as compared to the same period last year. Retail segment net revenue decreased 25.8% to $31.3 million, primarily attributable to the reduction of 57 of our Lands' End Shops at Sears locations combined with a same store sales decline of 5.8%. Same store sales in Lands' End Shops at Sears locations declined 6.7% for the quarter while same store sales in our Company operated stores declined 0.6%.

•	Gross margin of 44.4% was up slightly compared to the second quarter last year.

•	Net loss was $5.3 million, or $0.16 loss per diluted share, as compared to Net loss of $3.9 million, or $0.12 loss per diluted share, in the second quarter of fiscal 2017.

•	Adjusted EBITDA(1) grew 13.1% to $7.7 million compared to $6.8 million in the second quarter of fiscal 2017.

Jerome S. Griffith, Chief Executive Officer and President, stated, "Our second quarter results reflect our fifth consecutive quarter of revenue growth and our fourth straight quarter of adjusted EBITDA growth. Overall, we continue to see evidence that our strategic initiatives are taking hold with product and marketing efforts both resonating with our customer. Looking ahead, we will remain intently focused on our four key focus areas of product, digitization, uni-channel distribution and infrastructure."

Balance Sheet and Cash Flow Highlights
Cash and cash equivalents were $194.4 million on August 3, 2018, compared to $177.0 million on July 28, 2017. Net cash provided by operations was $24.8 million for the 26 weeks ended August 3, 2018, compared to net cash used in operations of $13.2 million for the same period last year.
Inventory was $349.6 million as of August 3, 2018, and $370.5 million as of July 28, 2017.
The Company had $160.1 million of availability under its asset-based senior secured credit facility and had $484.4 million of Long-term debt, net as of August 3, 2018.
Conference Call
The Company will host a conference call on Tuesday, September 6, 2018, at 8:30 a.m. ET to review its second quarter financial results and related matters. The call may be accessed through the Investor Relations section of the Company's website at http://investors.landsend.com.
About Lands' End, Inc.
Lands' End, Inc. (NASDAQ:LE) is a leading multi-channel retailer of casual clothing, accessories, footwear and home products. We offer products through catalogs, online at www.landsend.com and affiliated specialty and international websites, and through retail locations. We are a classic American lifestyle brand with a passion for quality, legendary service and real value, and seek to deliver timeless style for women, men, kids and the home.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements about our progress implementing our strategic initiatives and the effectiveness of those initiatives; the results of our product and marketing efforts; and our plans to focus on product, digitalization, uni-channel distribution, and infrastructure. All statements other than statements of historical fact, including without limitation, those with respect to our goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: we may be unsuccessful in implementing our strategic initiatives, or our initiatives may not have their desired impact on our business; our ability to offer merchandise and services that customers want to purchase; changes in customer preference from our branded merchandise; customers' use of our digital platform, including customer acceptance of our efforts to enhance our e-commerce websites; customer response to our marketing efforts across all types of media; our maintenance of a robust customer list; our dependence on information technology and a failure of information technology systems, including with respect to our e-commerce operations, or an inability to upgrade or adapt our systems; the success of our ERP and Enterprise Order Management systems implementations; fluctuations and increases in costs of raw materials; impairment of our relationships with our vendors; our failure to maintain the security of customer, employee or company information; our failure to compete effectively in the apparel industry; if Sears Holdings Corporation sells or disposes of its retail stores, including pursuant to the recapture rights granted to Seritage Growth Properties, and other parties or if its retail business does not attract customers or does not adequately provide services to the Lands’ End Shops at Sears; legal, regulatory, economic and political risks associated with international trade and those markets in which we conduct business and source our merchandise; our failure to protect or preserve the image of our brands and our intellectual property rights; increases in postage, paper and printing costs; failure by third parties who provide us with services in connection with certain aspects of our business to perform their obligations; our failure to timely and effectively obtain shipments of products from our vendors and deliver merchandise to our customers; reliance on promotions and markdowns to encourage customer purchases; our failure to efficiently manage inventory levels; unseasonal or severe weather conditions; the adverse effect on our reputation if our independent vendors do not use ethical business practices or comply with applicable laws and regulations; assessments for additional state taxes; incurrence of charges due to impairment of goodwill, other intangible assets and long-lived assets; the impact on our business of adverse worldwide economic and market conditions, including economic factors that negatively impact consumer spending on discretionary items; the failure of Sears Holdings or its subsidiaries to perform under various agreements or our failure to have necessary systems and services in place when such agreements expire; potential indemnification liabilities to Sears Holdings pursuant to the separation and distribution agreement in connection with our separation from Sears Holdings; the ability of our principal shareholders to exert substantial influence over us; potential liabilities under fraudulent conveyance and transfer laws and legal capital requirements; and other risks, uncertainties and factors discussed in the "Risk Factors" section of our Annual Report on Form 10-K for the fiscal year ended February 2, 2018. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

CONTACTS:
Lands' End, Inc.
James Gooch
Chief Operating Officer and Chief Financial Officer
(608) 935-9341

Investor Relations:
ICR, Inc.
Jean Fontana
(646) 277-1214
Jean.Fontana@icrinc.com

-Financial Tables Follow-

LANDS’ END, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share data)	August 3, 2018	July 28, 2017	February 2, 2018*
ASSETS
Current assets
Cash and cash equivalents	$194,391	$176,955	$195,581
Restricted cash	1,953	3,300	2,356
Accounts receivable, net	25,925	24,632	49,860
Inventories, net	349,597	370,470	332,297
Prepaid expenses and other current assets	40,967	36,216	26,659
Total current assets	612,833	611,573	606,753
Property and equipment, net	142,261	126,825	136,501
Goodwill	110,000	110,000	110,000
Intangible asset, net	257,000	257,000	257,000
Other assets	8,349	17,007	13,881
TOTAL ASSETS	$1,130,443	$1,122,405	$1,124,135
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$186,207	$181,685	$155,874
Other current liabilities	91,747	85,415	100,257
Total current liabilities	277,954	267,100	256,131
Long-term debt, net	484,350	488,146	486,248
Long-term deferred tax liabilities	58,420	91,015	59,137
Other liabilities	10,494	14,144	15,526
TOTAL LIABILITIES	831,218	860,405	817,042
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 authorized: 480,000,000 shares; issued and outstanding: 32,212,290, 32,087,532 and 32,101,793, respectively	320	320	320
Additional paid-in capital	349,338	345,139	347,175
Accumulated deficit	(36,665)	(72,172)	(29,810)
Accumulated other comprehensive loss	(13,768)	(11,287)	(10,592)
Total stockholders’ equity	299,225	262,000	307,093
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,130,443	$1,122,405	$1,124,135

*Derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2018.

LANDS’ END, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	13 Weeks Ended		26 weeks ended
(in thousands, except per share data)	August 3, 2018	July 28, 2017	August 3, 2018	July 28, 2017
Net revenue	$307,945	$302,190	$607,770	$570,555
Cost of sales (excluding depreciation and amortization)	171,179	168,025	337,979	313,748
Gross profit	136,766	134,165	269,791	256,807

Selling and administrative	129,041	127,336	253,041	248,682
Depreciation and amortization	6,897	6,175	13,058	12,683
Other operating (income) expense, net	(47)	480	290	1,988
Operating income (loss)	875	174	3,402	(6,546)
Interest expense	7,001	6,167	13,913	12,292
Other (income) expense, net	(412)	(494)	3,452	(1,236)
Loss before income taxes	(5,714)	(5,499)	(13,963)	(17,602)
Income tax benefit	(429)	(1,619)	(6,048)	(5,883)
NET LOSS	$(5,285)	$(3,880)	$(7,915)	$(11,719)
NET LOSS PER COMMON SHARE
Basic:	$(0.16)	$(0.12)	$(0.25)	$(0.37)
Diluted:	$(0.16)	$(0.12)	$(0.25)	$(0.37)

Basic weighted average common shares outstanding	32,212	32,079	32,168	32,054
Diluted weighted average common shares outstanding	32,212	32,079	32,168	32,054

Use and Definition of Non-GAAP Financial Measures
(1)Adjusted EBITDA - In addition to our Net income, for purposes of evaluating operating performance, we use an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), which is adjusted to exclude certain significant items as set forth below.
Our management uses Adjusted EBITDA to evaluate the operating performance of our business for comparable periods, and as an executive compensation metric. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items.

While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance, and is useful to investors, because:

•	EBITDA excludes the effects of financings, investing activities and tax structure by eliminating the effects of interest, depreciation and income tax costs or benefits.

•
Other significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of results. We have adjusted our results for these items to make our statements more comparable and therefore more useful to investors as the items are not representative of our ongoing operations.

◦	Transfer of corporate functions - severance and contract losses associated with a transition of certain corporate activities from our New York office to our Dodgeville headquarters.

◦	Gain or loss on property and equipment - management considers the gains or losses on asset valuation, including impairments, to result from investing decisions rather than ongoing operations.

Reconciliation of Non-GAAP Financial Information to GAAP
(Unaudited)

	13 Weeks Ended				26 weeks ended
	August 3, 2018		July 28, 2017		August 3, 2018		July 28, 2017
(in thousands)	$’s	% of Net revenue	$’s	% of Net revenue	$’s	% of Net revenue	$’s	% of Net revenue
NET LOSS	$(5,285)	(1.7)%	$(3,880)	(1.3)%	$(7,915)	(1.3)%	$(11,719)	(2.1)%
Income tax benefit	(429)	(0.1)%	(1,619)	(0.5)%	(6,048)	(1.0)%	(5,883)	(1.0)%
Other (income) expense, net	(412)	(0.1)%	(494)	(0.2)%	3,452	0.6%	(1,236)	(0.2)%
Interest expense	7,001	2.3%	6,167	2.0%	13,913	2.3%	12,292	2.2%
Operating income (loss)	875	0.3%	174	0.1%	3,402	0.6%	(6,546)	(1.1)%
Depreciation and amortization	6,897	2.2%	6,175	2.0%	13,058	2.1%	12,683	2.2%
Transfer of corporate functions	5	—%	480	0.2%	6	—%	1,926	0.3%
(Gain) loss on property and equipment	(52)	—%	—	—%	284	—%	62	—%
Adjusted EBITDA(1)	$7,725	2.5%	$6,829	2.3%	$16,750	2.8%	$8,125	1.4%

LANDS’ END, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	26 Weeks Ended
(in thousands)	August 3, 2018	July 28, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,915)	$(11,719)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,058	12,683
Amortization of debt issuance costs	965	856
Loss on property and equipment	284	62
Stock-based compensation	2,696	1,800
Deferred income taxes	128	(88)
Change in operating assets and liabilities:
Inventories	(20,223)	(43,493)
Accounts payable	33,678	22,434
Other operating assets	18,545	5,603
Other operating liabilities	(16,384)	(1,333)
Net cash provided by (used in) operating activities	24,832	(13,195)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(22,203)	(20,223)
Net cash used in investing activities	(22,203)	(20,223)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on term loan facility	(2,575)	(2,575)
Payments of employee withholding taxes on share-based compensation	(533)	(629)
Net cash used in financing activities	(3,108)	(3,204)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(1,114)	469
NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(1,593)	(36,153)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	197,937	216,408
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$196,344	$180,255
SUPPLEMENTAL CASH FLOW DATA
Unpaid liability to acquire property and equipment	$4,990	$4,438
Income taxes paid, net of refunds	$1,349	$3,802
Interest paid	$12,938	$11,257

Financial information by segment is presented in the following tables for the 13 Weeks Ended and 26 Weeks Ended August 3, 2018, and July 28, 2017.

	13 Weeks Ended		26 weeks ended
(in thousands)	August 3, 2018	July 28, 2017	August 3, 2018	July 28, 2017
Net revenue:
Direct	$276,602	$259,938	$549,975	$488,228
Retail	31,343	42,252	57,795	82,327
Total net revenue	$307,945	$302,190	$607,770	$570,555

	13 Weeks Ended		26 weeks ended
(in thousands)	August 3, 2018	July 28, 2017	August 3, 2018	July 28, 2017
Adjusted EBITDA(1):
Direct	$15,761	$13,080	$38,095	$24,918
Retail	398	1,859	(4,168)	(1,288)
Corporate / other	(8,434)	(8,110)	(17,177)	(15,505)
Total Adjusted EBITDA(1)	$7,725	$6,829	$16,750	$8,125